Exhibit 3.1

Exhibit 3.1
BARBARA K.CEGAVSKE
Secretary of State
202 North Carson Street
Carson City,Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
Filed in the office of
Barbara K. Cegavske Secretary of State State ofNevada Document Number
20150322500-00
Filing Date and Time
07/14/20151:51 PM
Entity Number
C28190-1999
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)
USE BLACK INK ONLY • DO NOT HIGHLIGHT ABOVE SPACE IS fOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
.(Pursuant to NRS 78.386 and 78.390. After Issuance of Stock)
1. Name of corporation:
LaserLock Technologies, Inc.
2. The articles have been amended as follows: (provide article numbers, if available)
Article I of the Amended and Restated Articles oflncorporation, as amended, are hereby further amended as follows:
The name of the corporation shall be “VerifyMe,Inc.”
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:· 52.8%
4. Effective date and time of filing: (optional) Date: July 23, 2015 Time: 12:00 am
(must not be later than 90 days after the certificate is filed)
5. Signature: (required)
Signature of Officer
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Proftt-After Revised:1-5-15

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
*090201*
Filed in the office of Ross Miller Secretary of State State of Nevada
Document Number 20130342481-48
Filing Date and Time 05/23/2013 8:30 AM
Entity Number C28190-1999
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)
USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1. Name of corporation:
LaserLock Technologies, Inc.
2. The articles have been amended as follows: (provide article numbers, if available)
Article III, Section 1 of the corporation’s Amended and Restated Articles of Incorporation, as previously amended, have been amended and restated to read as set forth on Exhibit A attached hereto.
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: See Exhibit A attached hereto
4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)
5. Signature (required)
x
Signature of Officer
* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees. Revised: 8-31-11

Exhibit A
to
Certificate of Amendment to
Amended and Restated Articles of Incorporation
of Laserlock Technologies, Inc.
(Pursuant to NRS 78.385 and 78.390)
2. The text of Article III, Section 1 of the Amended and Restated Articles of Incorporation, as previously amended, is amended and restated to read in its entirety as follows:
“Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Seven Hundred Fifty Million (750,000,000), consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”, with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Six Hundred Seventy-Five Million (675,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Seventy Five Million (75,000,000). The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors of the Corporation pursuant to Section 3 of this Article III.”
3. The amendment to Article III, Section 1 of the Amended and Restated Articles of Incorporation was approved by the consent of 123,829,095 shares out of the 230,594,219 total shares of the Corporation’s outstanding voting capital stock.
1
DBl/74202219.3

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
*090201*
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)
Filed in the office of Document Number 20120803181-76
Ross Miller
Secretary of State
State of Nevada Filing Date and Time 11/29/2012 8:45 AM
Entity Number C28190-1999
USE BLACK INK ONLY - DO NOT HIGHLIGHT
ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1. Name of corporation:
Laserlock Technologies, Inc.
2. The articles have been amended as follows: (provide article numbers, if available)
Article III, Section 1 and Article IV of the corporation’s Amended and Restated Articles of Incorporation have been amended and restated to read as set forth on Exhibit A attached hereto.
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: See Exhibit A attached hereto
4. Effective date of filling: (optional)
(must not be later than 90 days after the certificate is filed).
5. Signature (required)
X
Signature of officer Norman A. Gardner, CEO
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.
Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

Exhibit A to
Certificate of Amendment to Amended and Restated Articles of Incorporation of Laserlock Technologies, Inc.
(Pursuant to NRS 78.385 and 78,390)
2. The text of Article III, Section 1 of the Amended and Restated Articles of Incorporation is amended and restated to read in its entirety as follows:
“Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Five Hundred Million (500,000,000), consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”, with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Four Hundred Twenty-Five Million (425,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Seventy Five Million (75,000,000). The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors of the Corporation pursuant to Section 3 of this Article III.”
The text of Article IV of the Amended and Restated Articles of Incorporation is amended and restated to read in its entirety as follows:
“[INTENTIONALLY OMITTED]”
3. The amendment to Article III, Section 1 of the Amended and Restated Articles of Incorporation was approved by a vote of 95,967,749 votes for and 2,295,439 votes against.
The amendment to Article IV of the Amended and Restated Articles of Incorporation was approved by a vote of 84,195,460 votes for and 1,970,266 votes against.
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C 28190-99

FILED # ________

DEC 19 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

LASERLOCK TECHNOLOGIES, INC.

LaserLock Technologies, Inc., a corporation duly organized under Chapter 78 of the Nevada Revised Statutes (the "NRS"), does hereby certify:

1. The original Articles of Incorporation were filed with the Secretary of State of the State of Nevada on November 9, 1999 under the name LaserLock, Inc.

2. The following Amended and Restated Articles of Incorporation were duly proposed by the corporation's Board of Directors pursuant to the applicable provisions of the NRS. At a special meeting of stockholders in lieu of an annual meeting of stockholders held on December 17, 2003, the stockholders duly adopted said Amended and Restated Articles of Incorporation and the amendments to be made thereby pursuant to the applicable provisions of the NRS.

<u>ARTICLE I</u>
<u>NAME</u>

The name of the corporation is LaserLock Technologies, Inc. (the "Corporation").

<u>ARTICLE II</u>
<u>REGISTERED OFFICE</u>

The name of the resident agent and the street address of the registered office in the State of Nevada where process may be served upon the Corporation are CSC Services of Nevada, Inc., 502 East John Street, Carson City, Nevada 89706. The Corporation may, from time to time, in the manner provided by law, change the resident agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business either within or without the State of Nevada.

<u>ARTICLE III</u>
<u>CAPITAL STOCK</u>

Section 1 <u>Authorized Shares</u>. The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000), consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares

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having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is One Hundred Seventy Five Million (175,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Seventy Five Million (75,000,000). The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors of the Corporation pursuant to Section 3 of this Article III.
Section 2 Common Stock.
(a) Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends, the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors of the Corporation out of assets legally available therefor.
(b) Voting Rights. The holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock.
(c) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock.
(d) No Cumulative Voting, Conversion, Redemption or Preemptive Rights. The holders of Common Stock shall not have any cumulative voting, conversion, redemption or preemptive rights.
(e) Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors of the Corporation.
Section 3 Preferred Stock.
(a) Designation. The board of directors of the Corporation is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Amended and Restated Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”), and to fix and determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may vary over time and which may
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be applicable generally only upon the happening and continuance of stated facts or events or ascertained outside the Articles), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable). The board of directors of the Corporation is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors of the Corporation provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock, regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.
(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors of the Corporation, and establishing the voting powers, designations and preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series and the number of shares of Preferred Stock of such series authorized by the board of directors of the Corporation to be issued shall be made and signed by an officer of the Corporation and filed in the manner prescribed by the NRS.
ARTICLE IV ACTIONS OF STOCKHOLDERS
No action shall be taken by the stockholders except at an annual or special meeting of stockholders called and noticed in the manner required by the bylaws of the Corporation. The stockholders shall not in any circumstance take action by written consent.
ARTICLE V DIRECTORS AND OFFICERS
Section 1 Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one director but not more than fifteen (15) directors. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation.
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Section 2 Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.
Section 3 Payment of Expenses. in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.
Section 4 Repeal and Conflicts. Any repeal or modification of Section 2 or 3 of this Article V approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation as of the time of such repeal or modification. In the event of any conflict between Section 2 or 3 of this Article V and any other Article of the Articles, the terms and provisions of Section 2 or 3 of this Article V shall control.
ARTICLE VI AMENDMENTS
The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles, in the manner now or hereafter prescribed by the NRS, and all rights conferred on stockholders herein are granted subject to this reservation.
IN WITNESS WHEREOF, I have signed these Amended and Restated Articles of Incorporation as of the 17th day of December, 2003
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